Exhibit 10.1

WAREHOUSING AGREEMENT

WAREHOUSING AGREEMENT, dated as of April 11, 2011, between JENNIFER CONVERTIBLES, INC., a Delaware corporation (“JCI”), MARKS & COHEN LLC., a North Carolina corporation (“M&C”).

W I T N E S S E T H:

WHEREAS, M&C desires to obtain certain warehousing and distribution and other services in California for their operations and JCI desires to provide such services to M&C.

NOW, THEREFORE, in consideration herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  As used in this Agreement:

 “Effective Date” shall have the mean May 1, 2011.

 “Merchandise” shall mean home-furnishing items generally sold to other retailers.

“Warehouse” shall mean the premises located at 1050 Orange Show Road, San Bernardino, California.

“M&C Delivered Sales” shall mean the landed wholesale cost of the Merchandise.

“COD” shall mean payment due from customers of M&C upon receipt of Merchandise to these customers from JCI.  Payments may be in the form of Cash or Check.

2.           Warehousing.  During the term of this Agreement, JCI shall:

(a)	Receive, hold and store at the Warehouse Merchandise for M&C or its agents.

(b)	Release of Merchandise to customers of M&C or its agent as requested by its M&C and its agents including collecting any COD payments.

(c)	Provide to M&C or its agent (i) Receiving Reports, (ii) Delivery Reports and (iii) Stock Status Reports.

(d)	Title and risk of loss of Merchandise remains with M&C.

3.           Warehousing Fees.  As consideration for providing the services set forth in Sections 2 above,  M&C shall pay to JCI:

(a)	Fee equal to the greater of $10,000 or 5% of the aggregate M&C Delivered Sales. $10,000 is due the first of each month with the balance due on the $15th of the following month.

(b)	One time fee of $7,000 due May 1, 2011.

4.           Warranty Claims; Service and Repairs.  JCI will be not be responsible for any claims for breach of warranty or otherwise relating to M&C Delivered Sales or any defects or irregularities relating to Merchandise.

5.           Term and Termination.  The term of this Agreement shall be for one year commencing on the Effective Date and maybe terminated earlier by either party upon thirty day written notice.  If the Agreement is terminated M&C must still make any payments under section 3 of this Agreement.

6.           Representations and Warranties.  (a)  M&C hereby represents and warrants to JCI as follows:

(i)           M&C is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina and has all requisite corporate power to operate and to carry on its business as presently being conducted;

(ii)          M&C has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and, assuming the due and valid execution and performance hereof by JCI, this Agreement, when so executed and delivered by M&C, will constitute the legal, valid and binding obligation of M&C, enforceable against M&C in accordance with its terms except as such enforcement may be limited by applicable principles of bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies;

(iii)         except for the Court Approval, no consent, authorization, approval, order, license, certificate or permit of or from, or filing with, any federal, state, local or other governmental authority is required by M&C in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(iv)         the execution, delivery and performance of this Agreement by M&C will not violate its certificate of incorporation or by-laws or any law, regulation, order, judgment or decree binding on it or to which it or any of its properties or assets are subject.

(b)           JCI hereby jointly and severally represent and warrant to M&C as follows:

(i)           JCI is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties and to carry on its business as presently being conducted;

(ii)          JCI has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and, assuming the due and valid execution and performance hereof by M&C, this Agreement, when so executed and delivered by JCI will constitute the legal, valid and binding obligations of JCI, enforceable against each of JCI in accordance with its terms except as such enforcement may be limited by applicable principles of bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies;

(iii)         except for the Court Approval, no consent, authorization, approval, order, license, certificate or permit of or from, or filing with, any federal, state, local or other governmental authority is required by JCI in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby; and

(iv)         the execution, delivery and performance of this Agreement by JCI will not violate their respective certificates of incorporation or bylaws or any law, regulation, order, judgment or decree binding on either of them or to which any of their respective properties or assets are subject.

7.           Indemnity.  (a)  M&C shall indemnify and hold harmless JCI and their respective successors, permitted assigns, officers, directors, employees, agents, advisors, representatives and affiliates (collectively, the “JCI Indemnified Parties”) from and against any and all loss, cost, liability, damage, injury, claim and expense (including, but not limited to, reasonable attorneys’ fees and disbursements), accruing, and arising out of or in connection with the inaccuracy of any of the representations and warranties made by M&C herein or the breach by M&C of any covenant or agreement contained herein.

(b)      JCI shall indemnify and hold harmless each of M&C, its successors, permitted assigns, officers, directors, employees, agents, advisors, representatives and affiliates (collectively, the “M&C Indemnified Parties”) from and against any and all loss, cost, liability, damage, injury, claim and expense (including but not limited to reasonable attorneys’ fees and disbursements), accruing, and arising out of or in connection with the inaccuracy of any of the representations and warranties made by either of them or the breach by either of them of any covenant or agreement contained herein.

8.           Miscellaneous.  (a) No party may assign its rights or obligations hereunder without the prior written consent of the other parties.  Notwithstanding the foregoing, JCI may subcontract to any wholly-owned subsidiary, the performance of its obligations hereunder and the sale of JCI’s stock or a merger of JCI or a sale of substantially all of the assets of JCI shall not be deemed an assignment, provided, however, that in the case of an asset sale, the acquiring party shall agree to assume and be bound by this Agreement.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(b)      Except as expressly provided to the contrary herein, each paragraph, part, term and/or provision of this Agreement shall be considered severable and if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of any court or agency having valid jurisdiction, such shall not impair the operation or affect the remaining portions, sections, parts, terms or provisions of this Agreement; and the latter will continue to be given full force and effect and bind the parties hereto and such invalid sections, parts, terms and/or provisions shall be deemed not to be part of this Agreement.

(c)      This Agreement constitute the entire, full and complete agreement among JCI and M&C concerning the subject matter hereof and supersede all prior agreements concerning such subject matter.  No amendment, change or variance from this Agreement shall be binding on any party unless in writing and signed by all parties hereto.

(d)      The captions to each paragraph herein are used for convenience only and shall not be considered part of this Agreement, nor used in interpreting the provisions hereof.

(e)      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

(f)      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall be deemed one instrument.

(g)      Nothing in this Agreement, express or implied, is intended to confer on any person not a party here to any rights or remedies by reason of this Agreement.

(h)      Any amounts due hereunder, but not paid when due (whether by offset or otherwise) shall bear interest at the rate of 9% per annum until paid.

(i)      Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any federal or state court of competent jurisdiction sitting within the area comprising the Eastern District of New York, such arbitration shall take place in New York, and the parties do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.  In addition to all other remedies available in the arbitration, the parties shall have the right to seek termination of this Agreement and damages.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

JENNIFER CONVERTIBLES, INC.

By:	/s/ Rami Abada
Name: Rami Abada
Title: President

MARKS and COHEN LLC.

By:	/s/ Herb Hester Jr.
Name: Herb Hester Jr.
Title: President